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                                  Exhibit 10.2

                           2002 EMPLOYMENT AGREEMENT
                            BETWEEN J2 COMMUNICATIONS
                                       AND
                                JAMES P. JIMIRRO

        This 2002 EMPLOYMENT AGREEMENT, dated as of May 17, 2002 (the "Agreement"), is entered into by and between J2 COMMUNICATIONS, a California corporation (the "Company"), and JAMES P. JIMIRRO ("Executive").

                                    RECITALS

        WHEREAS, Executive has served since 1986 and continues to serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company;

        WHEREAS, Executive and the Company are parties to a Restated Employment Agreement dated as of July 1, 1999 (the "1999 Employment Agreement");

        WHEREAS, National Lampoon Acquisition Group LLC, a California limited liability company ("NLAG"), and/or certain affiliates of NLAG, propose to invest an amount equal to at least Two Million Five Hundred Thousand Dollars ($2,500,000) in the Company (the "NLAG Investment") and are receiving options to purchase additional shares of capital stock from the Company pursuant to that certain Preferred Stock and Warrant Purchase Agreement dated as of April 25, 2002, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated May 17, 2002 (the "Stock Purchase Agreement"), and Executive, the Company, such investors and certain other shareholders of the Company propose to enter into various agreements and certain other transactions in connection therewith and ancillary thereto (including this Agreement), as set forth in the Stock Purchase Agreement, the Jimirro Registration Rights Agreement (the "Jimirro Registration Rights Agreement") dated as of even date herewith between Executive and the Company, the NLAG Registration Rights Agreement (the "NLAG Registration Rights Agreement") dated as of even date herewith among NLAG, the Company and certain affiliates of NLAG and the Voting Agreement (the "Voting Agreement") dated as of even date herewith among Executive, NLAG and certain affiliates of NLAG (the NLAG Investment and such other transactions, collectively, the "Transactions");

        WHEREAS, it is a condition to the consummation of the Transactions that Executive and Company terminate the 1999 Agreement and enter into this Agreement;

        WHEREAS, in consideration of the termination of the 1999 Agreement, the execution by Executive of this Agreement, and the forgiveness by Executive of the principal amount of and all interest accrued on all Contingent Note (as defined below), the Company has agreed to pay the Executive the sum of One Million One Hundred Thousand Dollars ($1,100,000);

        WHEREAS, all of the obligations of the Company to Executive pursuant to this


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Agreement (including without limitation any such obligations pursuant to the
Severance Note (as defined below)) are secured by a perfected first priority security interest on all of the assets of the Company pursuant to a Security Agreement between the Company and Executive dated as of even date herewith (the "Security Agreement"); and

        WHEREAS, the Board has determined that this Agreement is in the best interests of the Company:

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

1. EMPLOYMENT

        (a) Executive Employment. The Company hereby employs Executive, and Executive hereby agrees to perform services for the Company for and during the term hereof, and to serve as President and Chief Executive Officer of the Company and, for so long as Executive is a director of the Company, as Chairman of the Board. Executive shall perform such executive duties and have such executive responsibilities as are set forth in the Bylaws of the Company and as may from time to time be assigned to Executive by the Board. The Executive shall report solely to the Board and shall be subject to direction solely from the Board in the performance of his duties hereunder. Unless Executive otherwise consents in writing, Executive shall also serve in the same positions, and shall have similar responsibilities with respect to, each entity of which equity securities or other ownership interests having ordinary voting power to elect members of the board of directors or other persons performing similar functions are at the time directly or indirectly wholly-owned by the Company, one or more of the other wholly-owned subsidiaries of the Company or any combination thereof (such entities, collectively, the "Subsidiaries"). For purposes of this Agreement, unless the context otherwise requires, references to the business of "the Company" shall include all Subsidiaries of the Company and any successor corporation or corporations which may be the eventual successor to the present or future business and/or assets of the Company.

        (b) Duties. Throughout the period that the Executive is employed by the Company hereunder (the "Employment Term"), Executive shall devote substantially all of his time, energy and skill during normal business hours to the business and affairs of the Company, consistent with past practice of the Company and the Executive, except for vacation periods and periods of illness or incapacity, but nothing in this Agreement shall preclude Executive from devoting reasonable amounts of time to serve as a director or member of a committee of any organization involving no material and substantial conflict of interest with the Company or from pursuing personal investments provided that Employee shall not, directly or indirectly, as employee, consultant, agent, investor, principal, partner, stockholder (except as a holder of less that 1% of the issued and outstanding stock or debt of a publicly held corporation), officer, director or otherwise, engage or participate in any business similar to or in competition in any manner


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whatsoever with the business as now or hereafter conducted.

        (c) Place of Employment. The Company shall not change the location of the principal office of the Company or Executive's principal place of employment during the Employment Term without the prior written approval of Executive. The Executive shall not be required to travel from Los Angeles on business for unreasonable periods of time or on an unreasonable number of business trips.

2. COMPENSATION. The Company shall provide to Executive and pay the following forms of compensation:

        (a) Base Salary.

                (i) During the Employment Term, and retroactively from and including January 1, 2002, the Company shall pay to Executive an annual salary (the "Base Salary") for the services to be rendered by him hereunder, including all services to be rendered as an officer, employee or director of the Company or any of its Subsidiaries, which shall initially be Five Hundred Thousand Dollars ($500,000) per year. Such salary shall be payable in cash in semimonthly payments on the 1st and 15th days of each month. Executive's Base Salary as in effect from time to time shall not be subject to reduction without Executive's prior written consent.

                (ii) Executive is the payee of a certain promissory note executed by the Company as listed on Schedule 1 (the "Contingent Note"). In consideration of the termination of the 1999 Agreement, the execution by Executive of this Agreement, and the forgiveness by Executive of the principal amount of and all interest accrued on the Contingent Note, the Company shall pay to Executive concurrently with the execution of this Agreement the sum of One Million, One Hundred Thousand Dollars ($1,100,000). Concurrently with the execution of this Agreement, Executive shall execute and deliver to the Company the Note Termination Agreement attached as EXHIBIT A and shall return the Contingent Note to the Company marked "cancelled," dated as of event date herewith and executed by Executive.

                (iii) Adjustments to Base Salary. Executive's Base Salary may be increased (but not decreased) by the Board in its sole discretion.

        (b) Van Wilder Compensation. In addition to his Base Salary, Executive shall be entitled to receive as additional compensation directly from all relevant payors, such sums as may become payable to Executive pursuant to the Absolute Assignment dated as of even date herewith relating to gross revenues from the movie "National Lampoon's Van Wilder" (the "Absolute Assignment"). The Company shall give irrevocable instructions to the relevant payors such that the amounts due to Executive pursuant to the Absolute Assignment (such amounts, the "Van Wilder Payments") are to be paid directly to Executive or his assigns, shall not subsequently take any actions inconsistent with such instructions, and shall use its reasonable efforts to ensure that Executive receives directly


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such Van Wilder Payments; provided, however, that Company shall not be required to guaranty payment of such amounts to Executive. Executive's rights pursuant to the Absolute Assignment shall survive termination of Executive's employment for any reason whatsoever or his death or disability.

        (c) Stock Options. Commencing on January 31, 2003 and continuing on the last day of each month thereafter for the duration of the Employment Term, the Board (acting solely by "outside directors" as such term is defined in the regulations regarding performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")), shall grant to Executive options to purchase 5,000 shares of the Company's Common Stock, no par value (the "Common Stock") on the following terms and conditions:

                (i) The exercise price of each option shall be equal to (A) if the Common Stock is traded on the NASDAQ Automated Quotation System, the average of the last reported sale price for one share of Common Stock during the five (5) business days preceding the date of grant as reported on the NASDAQ Automated Quotation System; (B) if transactions in the Common Stock are reported on the NASDAQ National Market System or the Common Stock is listed on any national stock exchange, the average of the last reported sale price for one share of Common Stock during the five (5) business days preceding the date of grant, as reported on such system or by such exchange; or (C) if neither (A) nor (B) is applicable, then the fair market value of one share of the Common Stock, as determined in good faith by the Board.

                (ii) All stock options granted to Executive pursuant to this
        Section 4(c): (A) shall be immediately exercisable; (B) shall expire to the extent not exercised prior to the close of business on the day ten
        (10) years from the date of grant; (C) may be exercised as to the whole or any part, by written notice to the Company, stating the number of shares with respect to which the option is being exercised and specifying a date, not less than ten (10) nor more than twenty (20) days after the date of such notice, as the date on which the stock will be taken up and payment, if any, made therefor at the principal office of the Company; (D) shall be governed by agreements substantially in the form of the agreement attached hereto as EXHIBIT B, which includes standard "cashless exercise" provisions, or as otherwise agreed upon by the parties; and (E) shall be subject to all other terms identical to those contained in the Company's Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan"). The Company shall use its best efforts to assure that all options are granted to Executive under the Plan, or a similar plan later adopted by the Company which satisfies the conditions of Rule 16b-3 of the Securities and Exchange Commission or any successor thereto.

                (iii) In the event of a change in the number of the Company's shares of Common Stock outstanding caused by an event listed in Section
        3.3 of the Plan, the number of shares subject to options granted before the date of such event shall


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        be adjusted in accordance with the procedures contained in such Section and the number of options to be granted to Executive pursuant to this
        Section 2(c) shall be correspondingly adjusted.

                (iv) Notwithstanding the foregoing, if and to the extent that, in the opinion of counsel, the Company is unable to grant the Executive any stock options due Executive pursuant to this Section 2(c) because such grant would violate any state or federal securities law, regulation, permit or approval obtained by the Company, then the Company shall to the extent it is able to do so without violation of the foregoing, at the time such stock options would otherwise be granted to Executive hereunder, agree with the Executive on a reasonably equivalent, alternative form of compensation, with the agreement of neither party to be unreasonably withheld.

                (v) To the extent such options are unavailable under the Plan, the Company shall nevertheless be required to issue such options and register such options (and the Common Stock with respect to which such options are exercisable) as soon as practicable after issuance on Form S-8 or any successor form thereto pursuant to the rules and regulations of the Securities and Exchange Commission. If registration of such options (and the Common Stock with respect to which such options are exercisable) is not possible pursuant to Form S-8 or any such successor form, the Company shall be required to register such options (and the Common Stock with respect to which such options are exercisable) pursuant to the provisions of the Jimirro Registration Rights Agreement. The Company shall at all times during the Employment Term reserve a sufficient number of options under the Plan for granting to Executive during the next succeeding five years of the Employment Term.

        (e) INTENTIONALLY OMITTED.

        (f) Vacation. During the Employment Term, Executive shall be entitled to four (4) weeks paid vacation per year to be taken at such times as are mutually satisfactory to Executive and to the Company.

        (g) Other Benefits. During the Employment Term, the Company shall continue to provide Executive with benefits substantially similar to those enjoyed by him under any of the Company's vacation, pension, retirement, life insurance, medical, health and accident, or disability plans or policies in which he is presently participating and the Company shall not take any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit presently enjoyed by him immediately prior to the date of this Agreement. During the Employment Term, Executive shall also be entitled to participate or continue to participate in or receive benefits under all of the Company's employee benefit plans, policies, practices and arrangements made available by the Company in the future to its executive employees subject to and on a basis consistent with the terms, conditions and overall administration of such benefit plans and the terms of this Agreement. Without limiting the foregoing,


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during the Employment Term, the Company shall continue to provide Executive with support services comparable to those currently provided to him, including without limitation the exclusive use of his current office and the exclusive services of his current secretary, apart from her duties as office manager. At its discretion, the Board may grant to Executive benefits under the Company's existing employee benefit plans in addition to those presently enjoyed by Executive or specified herein, based upon Executive's contributions to the success of the Company.

        (h) Excise Tax Gross-Up Payment.

                (i) The provisions of this subsection (h) shall apply only if
        (X) the Company terminates Executive's employment hereunder at any time on or before May 16, 2003 or (Y) the applicable Change in Control (as defined below) occurs after the date hereof.

                (ii) Subject to subsection (i) above, in the event that any payment and/or the value of any benefit, or any portion thereof, received or to be received by Executive (other than any amount paid to Executive pursuant to this Section 2(h)) (collectively, "Payments") will make Executive liable for payment of the excise tax (the "Excise Tax") provided for under Section 4999 of the Code, then the Company or the acquiring or successor entity of the Company shall pay to Executive within ninety (90) days of the date Executive becomes subject to the Excise Tax, an additional amount (the "Excise Tax Gross-Up Payment") such that the net after-tax amount retained by the Executive, after deduction of (X) any Excise Tax on the Payments, and (Y) any federal, state, local or foreign income, employment or other tax and Excise Tax upon any payment provided for by this Section 2(h), shall be equal to the Payments, reduced by the amount of any United States federal, state and local income or employment tax liability of the Executive calculated as if the Payments were not subject to the Excise Tax. Under no circumstances shall the terms of this Section 2(h) be construed to alter the timing, form, or any other provisions of the Payments. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                      (1) Any other payments or benefits received or to be
               received by Executive in connection with the transactions contemplated by a Change in Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), shall be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "excess parachute payments" within the meaning of Section 280G shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company and acceptable to Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G in excess of the "base amount" within the meaning of Section 280G,


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               or are otherwise not subject to the Excise Tax.

                      (2) The amount of the Payments which shall be treated as
               subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Payments, or (2) the amount of the excess parachute payments within the meaning of Section 280G (after applying the above provisions).

                      (3) The value of the non-cash benefits, or any deferred
               payment or benefit, shall be determined by an independent public accounting firm mutually agreeable to the Company and Executive (the "Accountants") in accordance with the principles of Section 280G of the Code.

                (iii) For purposes of determining the amount of the Excise Tax Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year with respect to which the Excise Tax Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of the Excise Tax Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                (iv) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account under this Section 2(h), Executive shall repay to the Company at the time that the amount of such reduction of Excise Tax is finally determined, an amount equal to the sum of the following: (i) the amount of the reduction of the Excise Tax,
        (ii) the amount of the reduction in all other taxes generated by the reduction in the Excise Tax, and (iii) interest on the amount of the sum of (i) and (ii) at the rate provided in Section 1274(b)(2)(B) of the Code.

                (v) In the event that the Excise Tax is determined to exceed the amount previously taken into account under the Section 2(h) (including by reason of any payment the existence or amount of which cannot be determined at the time of the Excise Tax Gross-Up Payment), the Company shall make an additional Excise Tax Gross-Up Payment in respect to such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined in accordance with the principles set forth above.

                (vi) Unless the Company and Executive otherwise agree in writing, any determination required under this Section 2(h) shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 2(h), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably


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        request in order to make a determination under this Section 2(h). The
        Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 2(h).

                (vii) References to Sections 280G and 4999 of the Code shall include any provisions which are similar to or are a successor to such Code section.

3. EXPENSES. Executive shall be reimbursed for expenses incurred for business purposes by the Company upon presenting satisfactory vouchers evidencing such expenses. Executive shall be provided with and the Company shall pay all insurance, maintenance, license, registration and operational expenses for an automobile of his choice (luxury class).

4. TERMINATION.

        (a) Term. This Agreement shall be in effect from the date hereof through a period ending December 31, 2007 (the "Initial Term"), unless extended or earlier terminated in accordance with this Section 4. Any early termination of this Agreement shall be subject to delay if a Notice of Dispute is delivered in accordance with Section 4(i).

        (b) Automatic Extension. Effective on December 31, 2003 and on December 31 of each year thereafter, the remaining term of this Agreement shall be extended automatically without any further action of the parties such that as of each December 31 the remaining term hereof will be five (5) years.

        (c) Death. This Agreement shall be terminated automatically upon the death of Executive.

        (d) Disability. This Agreement shall be terminated automatically upon the permanent disability of Executive. For purposes of this Agreement, a permanent disability shall be deemed to have occurred if (i) Executive is unable to perform his material duties hereunder for a period of ninety (90) consecutive days, or one hundred eighty (180) days in any one (1) year, on account of any physical or mental disability; or (ii) a licensed physician selected by the Company and approved by Executive (or his closest relative if Executive is unable to act), which approval shall not be unreasonably withheld, makes a medical determination of physical or medical disability or incapacity of Executive.

        (e) Termination by the Company For Cause. This Agreement may be terminated voluntarily by the Company immediately at any time during its term for "Cause" which shall mean (i) the willful and continued failure by Executive to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from his termination pursuant to Section 4(f)), after a demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties in


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good faith; or (ii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 4(e), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a Notice of Termination (as defined in Section 4(h) below) and a copy of a resolution duly adopted by the affirmative vote of at least six of the six members of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after reasonable written notice to Executive, not less than 10 days prior to the date of such meeting, detailing the alleged basis for such determination; and an opportunity for Executive, together with his counsel, to be heard before such meeting), finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause
(i) or (ii) of the first sentence of this Section 4(e) and specifying the particulars thereof in detail. Any dispute concerning a determination of "Cause" pursuant hereto shall be subject to arbitration pursuant to Section 9(c) hereof.

        (f) Termination by the Company For Convenience. This Agreement may be terminated by the Company after December 31, 2002 at any time during its then-remaining term for "Convenience." Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Convenience pursuant to this
Section 4(f) unless and until (i) the Company shall have delivered to him a Notice of Termination (as defined in Section 4(h) below) and a copy of a resolution duly adopted by either (X) a majority of the directors designated by the holders of shares of Series B Preferred Stock, no par value, of the Company or (Y) three of the directors (other than Executive), and (ii) there shall have been provided to Executive the Cash Severance Payment, the Severance Note, the car title, and the estimated tax payment required under Section 5 hereof.

        (g) Termination by Executive for Good Reason. Executive shall be entitled to terminate his employment upon any of the "Executive Good Reason Termination Events" listed below by delivery to the Company of a Notice of Termination. The right of Executive to terminate his employment shall be in addition to all rights to damages or other remedies to which Executive may be entitled by law; provided, however, that upon the provision of the compensation and benefits upon termination set forth in Section 5 below to Executive, the Company shall have no further liability or obligation hereunder to Executive to pay the compensation or provide the benefits specified in Section 2 hereof, or to his executors or administrators, his heirs or assigns or any other person claiming under or through him therefor; provided, further, that the foregoing shall not relieve the Company from its obligations under Section 2(b) and shall not relieve the Company from its obligations to Executive or his successors or assigns under the Jimirro Registration Rights Agreement, the Voting Agreement, the Severance Note, or the Security Agreement. The term "Executive Good Reason Termination Events" shall mean the occurrence of any one or more of the following:

                (i) any failure by the Company to pay any amounts when due to


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                Executive pursuant to this Agreement, the Indemnity Agreement, or the Jimirro Registration Rights Agreement, which failure continues for more than ten (10) days after written notice thereof is given by Executive to the Designated Officer of the Company at the Designated Officer's address pursuant to Section 9(b) hereof;

                        (ii) any material breach of (A) any obligation of the
                Company to Executive pursuant to this Agreement, the Indemnity Agreement, the Jimirro Registration Rights Agreement or the Security Agreement not constituting a payment obligation, or (B) any obligation of any party to the Voting Agreement (other than Executive), which (I) in the case of any Designated Breach, continues for a period of 10 days after the earlier of (X) the date upon which the Designated Officer had actual knowledge of such breach or (Y) the date upon which Executive gives written notice of such breach to the Designated Officer of the Company at the Designated Officer's address pursuant to Section 9(b) hereof; and (II) in the case of any such breach other than a Designated Breach (as defined below), continues for a period of 10 days after the date upon which Executive gives written notice of such breach to the Designated Officer of the Company at the Designated Officer's address pursuant to Section 9(b) hereof;

                        (iii) the failure of the Company to cause the election
                of Executive to the Board upon the end of any term of office of Executive as a member of the Board, or the failure to maintain Executive in office as a director at any other time; provided that the Executive is one of the persons nominated by the Executive to be one of the Jimirro Directors (as defined in the Voting Agreement) pursuant to the Voting Agreement at such time;

                        (iv) any purported termination of Executive's employment
                by the Company upon which a Notice of Dispute is properly given if pursuant to Section 4(i) it is determined, either by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), that such purported termination was invalid;

                        (v) the occurrence after the date hereof of a "Change in
                Control of the Company," which shall be deemed to occur: (A) upon a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement; (B) any "person" (as such term is defined in Section 3(a) (9) of the Exchange Act) (other than NLAG and the Shareholders (as defined in the Voting Agreement) and their affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and transferees that are parties to the Voting Agreement) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
                Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (C) at any time during the one year following the date hereof, the members of the Board of Directors of the Company do not consist of (X) the Jimirro Directors (as defined in the Voting Agreement), (Y) the Series B Directors (as defined in the Voting Agreement) and (Z) one person nominated jointly by a majority of the Jimirro Directors and a majority of the Series B Directors (the "Independent Director"); (D) the sale of all or substantially all of the assets of the Company; or (E) the merger of the Company with any other corporation if shareholders of the Company prior to the effective date of the merger own, immediately following the merger, less than seventy-five percent of the combined voting power of the surviving corporation excluding from such ownership any voting securities not received in exchange for or in respect of voting securities of the Company; provided, however, that (X) none of the Transactions (including the exercise of options to purchase additional shares under the Stock Purchase Agreement) shall be deemed to constitute a "Change in Control of the Company," (Y) no transfers of securities between or among the Shareholders (as defined in the Voting Agreement) or any of their associates or affiliates shall be deemed to constitute a "Change in Control of the Company," and (Z) no additional purchases of Company securities by the Shareholders (as defined in the Voting Agreement) or any of their associates or affiliates after the date hereof shall be deemed to constitute a "Change in Control of the Company;"

                        (vi) the failure of the Company to obtain an assumption
                agreement as required by Section 6 hereof prior to the effectiveness of any such succession as defined therein. Any purported termination of employment by Executive pursuant to this Section 4(g) shall be made by giving a Notice of Termination within one (1) year in the case of clause (v) and six (6) months in the case of clauses (i), (ii), (iii), (iv) and
                (vi) hereof of the event giving rise to the right to terminate. The failure of Executive to give a Notice of Termination within such period shall not be construed to prevent the giving of Notice of Termination upon the next occurrence of any event set forth in clauses (i) through (vi) of this Section 4(g). Executive's right to terminate his employment pursuant to this
                Section 4(g) shall not be affected by his incapacity due to physical or mental illness. The term "Designated Officer" shall mean the following: (a) at any time that Timothy S. Durham is an officer or director of the Company, Timothy S. Durham or any other party designated as the "Designated Officer" in writing by Timothy S. Durham to Executive at Executive's notice address pursuant to Section 9(b) of this Agreement, and (b) at any time that Timothy S. Durham is not an officer or director of the Company, any party designated as the "Designated Officer" in writing by the Company to Executive pursuant to Section 9(b) of this Agreement (provided, however, that such party shall be one of the Series B Directors (as such term is defined in the Voting Agreement) other than Daniel S. Laikin). The term "Designated Breach" shall mean any breach by the Company of Sections 6 or 9(h) of this Agreement, any breach by the Company of Sections 5(a)(ii), 5(a)(v), 5(a)(viii), 5(a)(ix), 5(c)(i), 5(c)(ii),
                5(f), 5(g), 5(i), 5(j), 5(k), or 16 of the Security Agreement, any breach by the Company of Section 11 of the Indemnity Agreement, any breach by the Company of Sections 3.1 or 9.5 of the Registration Rights Agreement, any breach by the Designated Officer of the Voting Agreement, and any breach by any party (other than Executive) of Section 3(a) of the Voting Agreement.

        (h) Notice of Termination. "Notice of Termination" shall be a written notice terminating Executive's employment hereunder which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

        (i) Notice of Dispute. Within fifteen (15) days after Notice of Termination is given pursuant to Sections 4(e) or 4(g), the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination ("Notice of Dispute"), and the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided, however, that the Date of Termination shall be extended by a Notice of Dispute only if the party delivering such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of a Notice of Dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given and continue him as a participant in all compensation, bonus, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Notwithstanding anything expressed or implied to the contrary in this Section 4(i), the failure of a party to give a Notice of Dispute or to pursue a dispute with reasonable diligence shall not foreclose the party from disputing such termination or otherwise pursuing any rights to damages or other remedies to which the party may be entitled at law.

        (j) Date of Termination. Subject to Section 4(i), "Date of Termination" means (i) if employment is terminated upon the death of Executive, the date of such death; (ii) if employment is terminated upon the permanent disability of Executive as provided for in Section 4(d), on the date permanent disability is first established pursuant to that Section; (iii) if employment is terminated pursuant to Section 4(e), the date specified in the second to last sentence of
Section 4(e); (iv) if employment is terminated pursuant to Section 4(f), the date specified in the last sentence of Section 4(f); (v) if employment is terminated pursuant to Section 4(g) (other than Section 4(g)(v)), the date specified in the Notice of Termination, which shall be not less than thirty (30) nor more than sixty (60) days following the date the Notice of Termination is delivered to the Company; or (vi) if employment is terminated pursuant to clause (v) of Section 4(g), the date on which any such succession becomes effective.

5. COMPENSATION AND BENEFITS UPON TERMINATION. In addition to any benefits mandated by law, upon termination of employment, Executive shall be entitled to the compensation and benefits described below. Upon the provision of such compensation and benefits to Executive, the Company shall have no further liability or obligation hereunder to Executive to pay the compensation or provide the benefits specified in Section 2 hereof, or to his executors or administrators, his heirs or assigns or any other person claiming under or through him therefor; provided, however, that the foregoing shall not relieve the Company from its obligations under Section 2(b) and shall not relieve the Company from its obligations to Executive or his successors or assigns under the Jimirro Registration Rights Agreement, the Severance Note, or the Security Agreement.

        (a) Death. Upon the death of Executive, the Company shall provide to the estate of Executive the compensation and benefits set forth in Section 5(d) below. In addition, the Company shall continue to use its reasonable efforts to ensure that the Executive's estate receives directly the Van Wilder Payments from the applicable payors pursuant to the Absolute Assignment; provided, however, that Company shall not be required to guaranty payment of such amounts to Executive.

        (b) Disability. Upon the disability of Executive, the Company shall provide to Executive the compensation and benefits set forth in Section 5(d) below; provided, however, that the Cash Severance Amount shall be reduced by an amount equal to the discounted present value (determined using a 8% discount factor) as of the date of the disability of Executive of any insurance benefits paid or payable to Executive pursuant to any insurance maintained by the Company at its expense. In addition, the Company shall continue to use its reasonable efforts to ensure that the Executive receive directly the Van Wilder Payments from the applicable payors pursuant to the Absolute Assignment; provided, however, that Company shall not be required to guaranty payment of such amounts to Executive.

        (c) Cause. If Executive's employment shall be terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay Executive his full Base Salary in effect at the Date of Termination and other benefits to which he is entitled through the Date of Termination at the rate in effect at the time Notice of Termination is given. In addition, the Company shall continue to use its reasonable efforts to ensure that the Executive receive directly the Van Wilder Payments from the applicable payors pursuant to the Absolute Assignment; provided, however, that Company shall not be required to guaranty payment of such amounts to Executive.

        (d) Termination by Company for Convenience; Termination by Executive for

Good Reason. If Executive's employment by the Company shall be terminated by the Company for Convenience pursuant to Section 4(f), or by Executive for Good Reason pursuant to Section 4(g), then Executive shall be entitled to the compensation provided in Subsections (d)(i) through (d)(iv) below

                (i) The Company shall pay Executive, contemporaneously with the delivery to Executive of a Notice of Termination with respect to the Company's termination of the Executive for Convenience under Section 4(f), and no later than five (5) days after the Executive's delivery of a Notice of Termination pursuant to Section 4(g), the sum of One Million Four Hundred Thousand Dollars ($1,400,000) in cash, representing One Million Dollars ($1,000,000) based on two years of Base Compensation at the initial rate set forth herein and Four Hundred Thousand Dollars ($400,000) representing the estimated fair value of the fringe benefits and stock options that would be afforded to Executive if he were to continue to be employed by the Company for the remaining term of his employment under this Agreement (such total cash payment of One Million Four Hundred Thousand Dollars ($1,400,000), the "Cash Severance Payment").

                (ii) The Company shall deliver to Executive, contemporaneously with the delivery to Executive of a Notice of Termination with respect to the Company's termination of the Executive for Convenience under
        Section 4(f), and no later than five (5) days after the Executive's delivery of a Notice of Termination pursuant to Section 4(g), a Severance Note in the initial principal amount of One Million Dollars ($1,000,000) in the form attached as EXHIBIT C (the "Severance Note").

                (iii) The Company shall transfer to Executive, contemporaneously with the delivery to Executive of a Notice of Termination with respect to the Company's termination of the Executive for Convenience under
        Section 4(f), and no later than five (5) days after the Executive's delivery of a Notice of Termination pursuant to Section 4(g), at no cost title of the automobile provided to Executive pursuant hereto free and clear of any lien or other encumbrance.

                (iv) The Company shall, contemporaneously with the delivery to Executive of a Notice of Termination with respect to the Company's termination of the Executive for Convenience under Section 4(f), and no later than five (5) days after the Executive's delivery of a Notice of Termination pursuant to Section 4(g), forgive all amounts due by Executive under that certain promissory note of Executive dated July 14, 1986 (the "Executive Note"). On such date, the shares of the Company's Common Stock that have been pledged to secure the payment of the Executive Note shall be released from such pledge and all legends related to such pledge shall be removed from the related stock certificates. In addition, the Company will pay timely to Executive, as set forth below, all Federal, state and local income, excise, employment and other taxes that may be imposed upon Executive directly or by withholding by reason of the forgiveness of the principal of and interest on such promissory note and the payment of any amounts on his account pursuant to this sentence. If Executive terminates his employment under this Agreement for Good Reason pursuant to Section 4(g), he may elect to submit a good faith estimate of such taxes upon giving the applicable Notice of Termination, and such termination shall not be effective unless and until the Company has paid to Executive the amount of such estimate. If the Company elects to cause a Termination for Convenience pursuant to Section 4(f), it shall contemporaneously with the giving of Notice of Termination pay to Executive an amount equal to fifty percent (50%) of the total amount of principal plus accrued interest with respect to the Executive Note as of such date as an estimate of such taxes, and such termination shall not be effective unless and until the Company has made such payment, as well as the Cash Severance Payment and delivery of the Severance Note. In either case, the estimated amount paid by the Company shall not represent a final determination of the amount of such taxes, and if the actual amount of such taxes differs from such estimate, the Company or Executive, as applicable, shall pay such excess to the other upon demand.

                (v) Notwithstanding any termination by the Company for Convenience or termination by Executive for Good Reason, the Company shall continue to use its reasonable efforts to ensure that the Executive receive directly the Van Wilder Payments from the applicable payors pursuant to the Absolute Assignment; provided, however, that Company shall not be required to guaranty payment of such amounts to Executive.

        (e) No Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Sections 2 or 3 or in this
Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Sections 2 or 3 or in this Section 5 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the Date of Termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Executive by virtue of Sections 2 or 3 or this Section 5 with respect to any rights, claims or damages which the Company may have against Executive.

6. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

7. REGISTRATION RIGHTS.

        (a) The Company shall register all options of Executive (regardless of whether such options have been granted under this Agreement or otherwise), and the Common Stock with respect to which such options are exercisable, as soon as practicable after issuance on Form S-8 or any successor form thereto pursuant to the rules and regulations of the Securities and Exchange Commission. If registration of such options (and the

Common Stock with respect to which such options are exercisable) is not possible pursuant to Form S-8 or any such successor form, the Company shall be required to register such options (and the Common Stock with respect to which such options are exercisable) pursuant to the provisions of the Jimirro Registration Rights Agreement..

        (b) The Company shall grant to Executive registration rights with respect to all of his shares of Common Stock (including such shares of Common Stock issuable pursuant to Executive's options) as set forth in the Jimirro Registration Rights Agreement dated as of even date herewith. The granting of such registration rights to Executive is in consideration for the performance by Executive of his obligations under this Agreement.

8. INDEMNITY. Concurrently with the execution of this Agreement, the Company and the Executive shall execute and deliver to each other an Indemnity Agreement in the form attached as EXHIBIT D hereto. The delivery of such agreement by the Company is in consideration for the performance by Executive of his obligations under this Agreement.

9. MISCELLANEOUS.

        (a) Severability, The provisions of this Agreement shall be severable and if any provision hereof shall be judged to be invalid, such invalidity shall not affect any other portion of this Agreement which can be given effect.

        (b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be duly given if actually received or if duly mailed, registered or certified mail, return receipt requested, postage prepaid:

               If to the Company, to:

               J2 Communications
               10850 Wilshire Blvd.
               Suite 1000
               Los Angeles, CA 90024
               Attn: Daniel S. Laikin

               If to Executive, to:

               James P. Jimirro
               10787 Wilshire Blvd.
               Suite 1702
               Los Angeles, CA 90024

               If to Designated Officer, to:

               111 Monument Circle, Suite 3650
               Indianapolis, IN 46204
               with a copy to:

               David B. Millard
               Leagre Chandler & Millard LLP
               1400 First Indiana Plaza
               135 North Pennsylvania
               Indianapolis, IN 46204-2415

or to such other address as either party or the Designated Officer may furnish to the other in writing, making specific reference to this Section 9(b).

        (c) Arbitration. In the event that there shall be a dispute between the parties hereto concerning the meaning, application or interpretation of this Agreement or of the legal relations connected therewith, or concerning any alleged breach hereof, or to enforce the terms hereof or to seek damages in respect of a breach hereof or otherwise relating hereto, then such dispute shall be referred to the American Arbitration Association for arbitration before a single arbitration in Los Angeles, California, according to the rules of the arbitrator appointed by said Association; and the decision of such Association shall be final and binding on the parties hereto.

        (d) Rights to Work Product. Executive grants to the Company all rights of every kind whatsoever, exclusively and perpetually, in and to all services performed by him for the Company hereunder, during the term hereof, and the results and proceeds thereof, including all of Executive's creative works including without limitation ideas, concepts, formats, themes, screenplays, and/or adaptations of the foregoing, whether or not reduced to writing, and whether or not otherwise protected by copyrights, or rights thereto, or at common law or otherwise during the term hereof. Executive agrees that all films, film rights, videotapes, distribution rights, literary material, photoplays, music rights, ideas for photoplays, scripts and similar rights, presentations, ideas, formats and all other material (collectively referred to as "Material") submitted to him by third parties during the term of his employment hereunder shall be deemed to be submitted to the Company and upon the termination of his employment hereunder Executive shall forthwith deliver all such Material in his possession, if any, to the Company.

        (e) Confidentiality. Without the express prior written consent of the Company, Executive shall not, except in the ordinary course of performing his duties for the Company or as required in order to perfect his security interest in the Company's assets pursuant to the Security Agreement, disclose or make available to anyone outside the Company, any confidential or proprietary information of the Company, its Subsidiaries, or affiliated corporations or entities including, without limitation, trade secrets, customer lists, financial data, programming plans or other information not generally known to any competitor of the Company, its Subsidiaries or affiliated corporations or entities. Upon termination of his employment, Executive shall deliver to the Company all documents in his possession containing any such confidential or proprietary information; provided, however, that Employee shall be entitled to retain a copy (but not the original) of his personal correspondence file. The agreements of Executive set forth in this Section 9(e) shall survive the end of the Employment Term.

        (f) Name. The Company acknowledges that part of its name ("J2") relates and refers to Executive's initials and that such corporate name will be inevitably associated with Executive within the entertainment industry. Executive hereby grants the Company the right to use his initials as part of its name without additional compensation therefor; provided however, that should Executive's employment with the Company be terminated for any reason, the Company shall, upon written request of Executive, change its name from "J2" to a name that does not utilize J2 or Executive's initials within a reasonable time period (not to exceed one year) following such request.

        (g) Attorneys' Fees. In the event of any dispute hereunder, or in the event of any action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other his reasonable attorneys' fees and disbursements and other costs incurred in connection therewith.

        (h) Assignment. Neither this Agreement nor any right or interest under this Agreement shall be assignable by Executive. This Agreement shall not be assignable by the Company without the prior written consent of Executive.

        (i) Entire Agreement. This Agreement, the Absolute Assignment, the Indemnity Agreement, and the Jimirro Registration Rights Agreement set forth the entire understanding and agreement of the parties with respect to Executive's employment by the Company on and after the date hereof. Said agreements shall be binding upon the heirs, administrators, successors and assigns of the parties hereto. There are no oral agreements, modifications, representations or understandings relating to Executive's employment by the Company on and after the date hereof which are not specifically set forth herein. All negotiations regarding Executive's employment by the Company on and after the date hereof are merged into this Agreement, the Absolute Assignment, the Indemnity Agreement and the Jimirro Registration Rights Agreement.

        (j) Governing Law. This Agreement and each of the provisions hereunder shall be interpreted according to and governed by the internal laws of the State of New York regardless of the principles of choice of law of that or any other jurisdiction. The parties hereto submit to the jurisdiction of the state and federal courts of the State of New York.

                            [Signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has executed this Agreement as of the day and year first above written.

                                                   "The Company"

                                                   J2 COMMUNICATIONS


                                                   By:_________________________


                                                   "Executive"

                                                   JAMES P. JIMIRRO


                                                   ----------------------------

                                    EXHIBIT A

                           NOTE TERMINATION AGREEMENT

        This NOTE TERMINATION AGREEMENT, dated as of May 17, 2002 (the "Note Termination Agreement"), is entered into by and between J2 COMMUNICATIONS, a California corporation (the "Company"), and JAMES P. JIMIRRO ("Executive").

        WHEREAS, Executive has served since 1986 and continues to serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company;

        WHEREAS, Executive and the Company are parties to a Restated Employment Agreement, dated as of July 1, 1999 (the "1999 Employment Agreement");

        WHEREAS, contingent on certain events, Executive and the Company have agreed to terminate the Restated Employment Agreement and enter into a 2002 Employment Agreement (the "2002 Employment Agreement");

        WHEREAS, in consideration of the termination of the 1999 Agreement, the execution by Executive of the 2002 Employment Agreement and the forgiveness by Executive of the principal amount of and all interest accrued on the Contingent Note (as defined below), the Company has agreed to pay the Executive the sum of One Million One Hundred Thousand Dollars ($1,100,000).

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

        1. Executive hereby releases the Company from any liability to Executive pursuant to the contingent promissory note listed on Exhibit A hereto (the "Contingent Promissory Note"). The Executive represents and warrants to the Company that the Contingent Promissory Note listed on Exhibit A is the only promissory note currently due and owing from the Company to Executive. The Company represents and warrants to Executive that the Contingent Promissory Note is enforceable in accordance with its terms.

        2. Contemporaneously with the execution and delivery of this Note Termination Agreement, (a) the Company will pay to Executive by wire transfer of immediately available funds to a bank account designated in writing by Executive the sum of One Million One Hundred Thousand Dollars ($1,100,000) and (b) Executive will deliver to the Company the original of the Contingent Promissory Note marked "cancelled," dated as of even date herewith and executed by Executive.

        3. This Note Termination Agreement and each of the provisions hereunder shall be interpreted according to and governed by the internal laws of the State of California regardless of the principles of choice of law of that or any other jurisdiction. The parties hereto submit to the jurisdiction of the state and federal courts of the State of California.

        IN WITNESS WHEREOF the parties hereto have signed this Note Termination Agreement as of the date first above written:

EXECUTIVE                                   J2 COMMUNICATIONS, INC.


__________________________                  By:___________________________
James P. Jimirro                            Its:__________________________

                                    EXHIBIT A

1. A Contingent Note dated July 1, 1999 and made between J2 Communications ("Obligor") and James P. Jimirro ("Holder") for an amount of $2,150,625.

                                    EXHIBIT B

                                J2 COMMUNICATIONS
                      NON-QUALIFIED STOCK OPTION AGREEMENT


James P. Jimirro                         Date Option Granted: ___________, 200__
Name of Optionee

10787 WILSHIRE BLVD., PENTHOUSE 2
Residence Address

LOS ANGELES, CA 90024
City, State and Zip Code

        THIS AGREEMENT (this "Agreement") is made as of the date set forth above between J2 COMMUNICATIONS, a California corporation (hereinafter called the "Company"), and the optionee named above (hereinafter called the "Optionee").

                                     RECITAL

        The Board of Directors of the Company, or a duly appointed Committee (as such term is defined in the J2 COMMUNICATIONS Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan")), acting solely by "outside directors", as such term is defined in the regulations regarding performance based compensation under Section 162(m) of the Internal Revenue Code of 1986 (as amended), has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to the Optionee as an inducement to associate with, and remain in the service of, the Company or any of its Subsidiaries (as such term is defined in the Plan) and as an incentive for increased effort during such service. All capitalized terms used herein which are not otherwise defined herein, shall have the meaning ascribed to them in the Plan.

        In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

        (a) Grant of Option. Pursuant to and subject to the terms and conditions of the Plan, the Company grants to the Optionee the right and option (the "Stock Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of five thousand (5,000) shares (the "Shares") of the presently authorized and unissued Common Stock of the Company at the purchase price of $_____ per share as the Optionee may, from time to time, elect. The Stock Option shall vest in its entirety immediately upon being granted.

        (b) Exercise. The right to exercise the Stock Option granted hereunder, to the extent unexercised, shall remain in effect for a period of ten years from the date of grant, and thereafter shall terminate and expire.

        (c) Method of Exercise. The Stock Option may be exercised by the Optionee from time to time by delivering written notice to the Company (in the form attached hereto as Exhibit A) stating the number of Shares with respect to which the Stock Option is being exercised, together with payment in full of the purchase price for the number of Shares being exercised. Payment of the purchase price, in whole or in part, may be made (A) in cash or by certified or cashier's check payable to the order of the Company, (B) in the form of unrestricted Stock (if held for at least six 6 months) already owned by the Optionee, (C) by cancellation of any indebtedness owed by the Company to the Optionee, (D) through the surrender of shares of Stock then issuable upon exercise of the Stock Option having a Fair Market Value on the date of exercise thereof equal to the aggregate exercise price of the Stock Option exercised or portion thereof, or (E) by any combination of the foregoing. If requested by the Board of Directors of the Company or the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Stock Option, shall supply the Board of Directors of the Company or the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Stock Option, deliver to the Optionee or such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the shares being exercised.

        The Optionee may exercise the Stock Option for less than the total number of Shares for which the Stock Option is exercisable, provided that a partial exercise may not (i) be for less than 100 shares, except in the final year of the Stock Option, and (ii) include any fractional shares.

        (d) Termination of Stock Option. Notwithstanding anything in this Agreement or the Plan to the contrary, this Stock Option shall terminate and expire as provided in paragraph (b) of this Agreement or at such earlier times and on such terms as follows:

                (1) Termination by Death. If the Optionee's employment with the Company, any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, until the expiration of the stated term of the Stock Option;

                (2) Termination by Reason of Disability. No termination of the Optionee's employment with the Company, any Subsidiary or Parent Corporation by reason of Disability shall affect the exercisability of the Stock Option; and

                (3) Other Termination. Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if the Optionee's employment with the Company, any Subsidiary or Parent Corporation terminates for any reason other than death or Disability, the Stock Option may be exercised until the expiration of the stated term of this Stock Option; provided, however, that if the expiration of the stated term of the Stock Option is less than 30 days from the date of termination, then the Stock Option shall expire 30 days from the date of termination.

        (e) Adjustments. The number and kind of shares subject to this Stock Option and the price to be paid therefor shall be subject to adjustment as provided in the Plan.

        (f) Non-Transferability. This Stock Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

        (g) No Shareholder Rights. The Optionee or other person entitled to exercise the Stock Option shall have no rights or privileges as a shareholder with respect to any Shares subject hereto until the Optionee or such person has
(1) given written notice of exercise, (2) paid in full for such Shares, and (3) if requested, given the representations provided for in paragraphs (c) and (i) of this Agreement (the "Exercise Conditions"), and no adjustment (except such adjustments as may be effected pursuant to the provisions of paragraph (e) hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person shall have satisfied all of the Exercise Conditions.

        (h) Plan Controls. The Stock Option shall be subject to and governed by the provisions of the Plan (a copy of which is attached hereto as Exhibit B), which the Committee alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. This Stock Option is not intended to meet the requirements of an incentive stock option within the meaning of Section 422A of the Code.

        (i) Conditions to Issuance of Shares. THE COMPANY'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE STOCK OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY or THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE STOCK OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS REASONABLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE STOCK OPTION, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE STOCK OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

        (j) Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement and the Plan.

        (k) Governing Law. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

        EXECUTED as of the __th day of __________, 200___.

                                            J2 COMMUNICATIONS


                                            ----------------------------
                                            By:
                                            Title:


ACCEPTED:


--------------------------
JAMES P. JIMIRRO, Optionee

--------------------------
Date

                                   EXHIBIT "A"

                                J2 COMMUNICATIONS
             AMENDED AND RESTATED 1999 STOCK OPTION, DEFERRED STOCK
                            AND RESTRICTED STOCK PLAN


                               Notice of Exercise


Corporate Secretary
J2 Communications.
10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024


Dear Sir:

1. I am the holder of an option granted under the Company's Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan"). I hereby exercise my option (the "Option") to purchase ___________________________ (______) shares (the "Shares") of the Company's Common Stock at an exercise price of ____________ Dollars and __________ Cents ($___) per Share. Payment to the Company of the aggregate exercise price for the Shares, in accordance with the provisions of the Stock Option Agreement between me and the Company regarding the Option (the "Option Agreement"), is enclosed.

2. Tax Representation. I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted any tax consultants I deem advisable in connection with the purchase or disposition of the Shares (or have knowingly chosen not to consult a tax advisor) and that I am not relying on the Company or its employees, directors, officers, attorneys or accountants for any tax advice. The Option I am hereby exercising is a Non-Qualified Stock Option, which is a taxable event.

3. Other Acknowledgments.

        a. I acknowledge receipt of copies of the Company's current Prospectus with respect to the Plan and its most recent Annual Report to Shareholders.

        b. I am aware that the Securities Act of 1933, as amended, and the regulations and requirements of the Securities and Exchange Commission thereunder, may impose limitations on the resale of the Company's stock acquired pursuant to this option exercise. I hereby certify that any resale of such stock will be made in compliance with the Act and those regulations and requirements and any applicable state securities laws, rules and regulations.

        c. I hereby appoint U.S. Stock Transfer Corporation as my agent to accept delivery of the shares of the Company's stock being purchased on my behalf pursuant to this option exercise, and request U.S. Stock Transfer Corporation to forward the certificates representing those shares to me at the address shown above.

        d. Prior to delivery of the Shares, I agree to make such representations as are required by or pursuant to the Plan or the Option Agreement.

        e. I agree to have placed on the face and reverse of any certificates for the Shares such legend as is required by or pursuant to the Option Agreement.


Date: __________________________


                                            Very truly yours,

                                            --------------------
                                            Optionee


------------------------------
Social Security Number

------------------------------
------------------------------
(Address)

                                    EXHIBIT C

                                    [FORM OF]
                             SECURED PROMISSORY NOTE

$1,000,000                                                 Issuance Date: [Date]

        FOR VALUE RECEIVED, the undersigned, [J2 Communications, a California corporation ("Obligor")] promises to pay to the order of James P. Jimirro or his lawful assignee ("Holder"), the principal sum of One Million Dollars ($1,000,000) in lawful money of the United States, with interest thereon in like lawful money, at the rate provided below from the date such principal is advanced until payment in full thereof.

        This Note is referred to and is executed and delivered pursuant to that certain 2002 Employment Agreement, dated as of May 17, 2002 (as it may be amended, supplemented or otherwise modified from time to time, the ("Employment Agreement")), between the Obligor and James P. Jimirro. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement or, if not defined therein, in the Security Agreement dated as of May 17, 2002, between the Obligor and James P. Jimirro (the "Security Agreement"). "Designated Officer" shall mean the following: (a) at any time that Timothy S. Durham is an officer or director of Obligor, Timothy S. Durham or any other party designated as the "Designated Officer" in writing by Timothy S. Durham to Holder at Holder's address for notices pursuant to Section 11 of the Security Agreement, and (b) at any time that Timothy S. Durham is not an officer or director of Obligor, any party designated as the "Designated Officer" in writing by Obligor to Holder pursuant to Section 11 of the Security Agreement (provided, however, that such party shall be one of the Series B Directors (as such term is defined in the Voting Agreement dated as of May 17, 2002 among Holder and certain other shareholders of Obligor) other than Daniel S. Laikin.

        The outstanding principal amount hereof (including, to the extent permitted by law, on interest hereon not paid when due) shall bear interest from the date made until paid in full in cash at a rate equal to the "Prime Rate" (as defined below) plus 200 basis points (such rate, the "Note Interest Rate"). The Prime Rate shall mean (a) for any day on or before the first Payment Date (as defined below), the rate publicly quoted by Citibank, N.A. as its "base," "prime" or comparable rate (which may not be the lowest such rate available to Citibank customers) on the Issuance Date of this Note (as set forth above) and
(b) for any day after the first Payment Date (as defined below), the rate publicly quoted by Citibank, N.A. as its "base," "prime" or comparable rate (which may not be the lowest such rate available to Citibank customers) on the then most recent Payment Date. "Business Day" means a day other than Saturday, Sunday or any day on which the banks in the States of California or New York are authorized to close. The obligations of Obligor to Holder pursuant to this Note, including without limitation the obligation to pay principal and accrued interest hereunder, are referred to collectively as the "Obligations."

        All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Interest not paid when due shall accrue at a rate equal to 2% per annum over the Note Interest Rate (the "Default Rate"). Principal and interest on this Note shall be payable in 12 monthly installments equal to the sum of (i) Eighty Three Thousand, Three Hundred and Thirty Three Dollars and Thirty Three Cents ($83,333.33) in principal plus (ii) accrued but unpaid interest in arrears to the date of payment, with the first such payment due ten Business Days after the Issuance Date of this Note (as set forth above) and subsequent payments due monthly on the same day of each month thereafter (provided, however, that if any such day is not a Business Day, then the payment for such month shall be due on immediately preceding Business Day) (each such date, a "Payment Date"). All principal and accrued interest hereunder not earlier paid shall be due and payable in full on the earlier of (i) one year after the Issuance Date of this Note (as set forth above) and (ii) the date of the consummation or occurrence of any Change in Control, as such term is defined in the Employment Agreement (such earlier date, the "Maturity Date").

        The Obligations pursuant hereto are secured by all of the assets of Obligor pursuant to the Security

Agreement.

        Each of the following specified events hereby constitutes and is herein referred to individually as en "Event of Default":

        (a) Obligor's failure to make (or cause to be made) any principal or interest payments to the Holder under this Note when the same are due, which failure continues for more than ten (10) days after written notice thereof is given by the Holder to the Designated Officer of Obligor at the Obligor's address for notices pursuant to the Employment Agreement;

        (b) Obligor's failure to pay any amounts when due to Holder under the Employment Agreement, the Security Agreement, the Indemnity Agreement between Obligor and Holder dated May 17, 2002 (the "Indemnity Agreement" or the Jimirro Registration Rights Agreement between Obligor and Holder dated May 17, 2002 (the "Registration Rights Agreement"), which failure continues for more than ten (10) days after written notice thereof is given by the Holder to the Designated Officer of the Obligor at the Obligor's address for notices pursuant to the Employment Agreement;

        (c) the occurrence of an "Event of Default" under (and as such term is defined in) the Security Agreement; or

        (d) suspension by the Obligor of its business operations and failure to reinstate operations within twenty (20) Business Days of such suspension, or the bankruptcy, insolvency, or liquidation of Obligor.

        At the Holder's option, upon the occurrence of an Event of Default, and at any time thereafter if such Event of Default shall then be continuing, the indebtedness evidenced by this Note may, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Obligor, be forthwith called due and payable, if not otherwise then due and payable (anything in this Note or other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding) and the Maturity Date shall be accelerated accordingly; and the Holder may pursue the remedies afforded to it hereunder or under any of the documents executed in connection herewith, including without limitation the Security Agreement, or any other remedy afforded to it by law or equity, and the Holder may, at its option, do and perform all other acts and things reasonably necessary for the proper preservation and protection of its rights hereunder, or pursuant to the Security Agreement, all at the cost and expense of Obligor; provided, however, that upon an Event of Default set forth in subsection (d) above, the indebtedness evidenced by this Note shall automatically be due and payable without further action by the Holder.

        No provisions of this Note shall be deemed to establish or require the payment of interest of a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). In the event that the interest required to be paid under this Note exceeds the Maximum Legal Rate, the interest required to be paid hereunder or under the Note shall be automatically reduced to the Maximum Legal Rate. In the event any interest paid exceeds the then applicable interest rate, the excess of such interest over the maximum amount of interest permitted to be charged shall automatically be deemed to reduce the accrued and unpaid fees mad expanses due to the Holder under this Note, if any; then to reduce the accrued end unpaid interest, if any; and then to reduce principal of the indebtedness evidenced hereby; the balance of any excess interest remaining after the application of the foregoing, if any, shall be refunded to the Obligor. If any of the indebtedness evidenced by this Note is not paid when due (whether by acceleration or otherwise), then all of such indebtedness shall bear interest at the Default Rate applicable thereto until so paid; and if any other Default or Event of Default occurs, then at the election of the Holder, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto. Interest calculated at the Default Rate shall be immediately due and owing and shall accrue and be payable from the date such payment was due to and including the date of payment.

        All payments in respect of this Note shall be made to Holder at ____________________________ or at such other place as may be designated in writing by the Holder for such purpose in accordance with the terms of the Employment Agreement.

        The principal and all accrued and unpaid interest thereon shall be due and payable in full as provided herein. Such payment is subject to earlier acceleration and/or mandatory prepayments as provided in the Security Agreement. If this Note is not paid in full on the Maturity Date, the Obligor promises to pay all reasonable costs and expenses of collection (including, without limitation, reasonable attorneys' fees and expenses and court costs incurred by the holder hereof on account of such collection whether or not suit is filed thereon).

        The Obligor waives protest, diligence, presentment, demand for payment; notice of default or nonpayment, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and to the fullest extent permitted by law, all rights to assert any statute of limitations to an action hereunder.

        This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

                                            [OBLIGOR]


                                            By: _________________
                                            Name:

                                    EXHIBIT D

                       RESTATED INDEMNIFICATION AGREEMENT

        THIS AGREEMENT (the "Agreement") is made and entered into this 17th day of May, 2002 between J2 Communications, a California corporation (the "Company") and James P. Jimirro ("Indemnitee").

                                WITNESSETH THAT:

        WHEREAS, Indemnitee performs a valuable service for the Company; and

        WHEREAS, the Board of Directors of the Company having adopted the Second Amended and Restated Articles of Incorporation (the "Certificate") permitting the Board of Directors to indemnify certain agents and employees designated by the Board of Directors (the "Officers") and directors (the "Directors") of the Company; and

        WHEREAS, the Certificate and Section 317 of the California General Corporation Law, as amended ("Law"), permits the Company to indemnify its Officers and Directors; and

        WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded the Company's Officers and Directors by such D&O Insurance and said uncertainty also exists under statutory and bylaw indemnification provisions; and

        WHEREAS, in recognition of past services and in order to induce Indemnitee to continue to serve as an officer and/or a director of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

        NOW, THEREFORE, in consideration of Indemnitee's continued service as an Officer and/or a Director after the date hereof, the parties hereto agree as follows:

        1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnity Indemnitee to the fullest extent authorized or permitted by the provisions of the Law, as such may be amended from time to time, and Article IV of the Certificate, as such may be amended. The benefits afforded hereby may not be reduced at a subsequent date without the express written permission of the Indemnitee. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

                (a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all

        Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                (b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this
        Section 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if be acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Superior Court of the State of California, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

                (c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the tiniest extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        2. Additional Indemnity.

                (a) Subject only to the exclusions set forth in Section 2(b) hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee against any and all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any Proceeding (including an action by or on behalf of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of his Corporate Status; provided, however, that with respect to actions by or on behalf of the Company, indemnification of Indemnitee against any judgments shall be made by the Company only as authorized in the specific case upon a determination that Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and (b) No indemnity pursuant to this
        Section 2 shall be paid by the Company:

                        (i) In respect to remuneration paid to Indemnitee if it
                shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                        (ii) On account of any suit in which judgment is
                rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                        (iii) On account of Indemnitee's conduct which is
                finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

                        (iv) If a final decision by a court having jurisdiction
                in the matter shall determine that such indemnification is not lawful.

        3. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (i), (ii) and (iii) of Section 2(b), then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one band and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 3 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

        5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee's Corporate Status within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty
(30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to .reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

        6. Procedure for Determination of Entitlement to Indemnification.

               (a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Chief Executive Officer (if Indemnitee is not then serving as the Chief Executive Officer) or Chief Financial Officer a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or any Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

               (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:

                      (i) if a Change in Control (as hereinafter defined) shall
               have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided in Clause (ii) below), or

                      (ii) if a Change in Control shall not have occurred, (A)
               by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by said Disinterested Directors, by the stockholders of the Company. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee's entitlement to indemnification. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

                (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Superior Court of the State of California or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                (d) The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability.

        7. Presumptions and Effect of Certain Proceedings.

                (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                (b) If the person, persons or entity empowered or selected under
        Section 5 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent

                        (i) a misstatement by Indemnitee of a material fact, or
                an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or

                        (ii) a prohibition of such indemnification under
                applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this
                Section 7(b) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to
                Section 5(b) of this Agreement and if(A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of' stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or

                        (iii) if the determination of entitlement to
                indemnification is to be made by Independent Counsel pursuant to
                Section 6(b) of this Agreement.

                (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendre or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the Officers and Directors of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

        8. Remedies of Indemnitee.

               (a) In the event that:

                        (i) a determination is made pursuant to Section 6 of
                this Agreement that Indemnitee is not entitled to indemnification under this Agreement,

                        (ii) advancement of Expenses is not timely made pursuant
                to Section 5 of this Agreement,

                        (iii) no determination of entitlement to indemnification
                shall have been made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification,

                        (iv) payment of indemnification is not made pursuant to
                Section 3 or 4 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or

                        (v) payment of indemnification is not made within ten
                (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 or 7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of California, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

                (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

                (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent:

                        (i) a misstatement by Indemnitee of a material fact, or
                an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or

                        (ii) a prohibition of such indemnification under
                applicable law.

                (d) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee to recover under any Directors' and Officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

                (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

        9. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

                (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at anytime be entitled under applicable law, the Certificate, any agreement, a vote of stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

                (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for Directors, Officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available fir any such director, officer, employee or agent under such policy or policies. A minimum of One Million Dollars ($1,000,000) of insurance shall be maintained at all times.

                (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; provided, however, the Company may not be subrogated to any rights until Indemnitee has been paid in full all amounts owed to him hereunder, or unless Indemnitee shall have secured all benefits owing to him hereunder.

                (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        10. Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall nor be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless

                (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or

                (b) such Proceeding is being brought by the Indemnitee to assert his rights under this Agreement.

        11. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 3 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company's request.

        12. Security. The Company acknowledges and agrees that its obligations to Indemnitee pursuant to this Agreement are secured by all of the Company's assets pursuant to that certain Security Agreement dated as of May 17, 2002. To the extent requested by the Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide additional security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any and all such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

        13. Enforcement.

                (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer and/or a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or a director of the Company.

                (b) This Agreement constitutes the entire agreement between the pates hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

        14. Definitions. For purposes of this Agreement:

                (a) "Change in Control" means a change in control of the Company occurring after the date of this Agreement of a nature that would constitute a Change in Control under that certain Employment Agreement, dated as of May 17, 2002 between the Company and James P. Jimirro

                (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving in such capacity at the express request of the Company.

                (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee; provided, however, that neither Indemnitee nor Daniel Laikin shall be "Disinterested Directors" hereunder, and both Indemnitee and Daniel Laikin shall recuse themselves from any determinations made or to be made by the Board of Directors pursuant to this Agreement.

                (d) "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

                (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, fees of accountants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

                (f) "Independent Counsel" means a law firm of national reputation, that is experienced in matters of California corporation law and neither presently is, nor in the past five years has been, retained to represent:

                        (i) the Company or Indemnitee in any matter including
                with respect to matters concerning other indemnitees under similar indemnification agreements, or

                        (ii) any other party to the Proceeding giving rise to a
                claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Without limiting the foregoing, the term "Independent Counsel" shall not include Greenberg Traurig LLP or any other law firm in which John C. Kirkland is a partner or with which he is otherwise affiliated or associated. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all

                Expenses, claims, liabilities and damages arising our of or relating to this Agreement or its engagement pursuant hereto.

                        (g) "Proceeding" includes any threatened, pending or
                completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer and/or a director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer and/or a director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement, and in each case whether or not based on any fact or facts occurring before, on or after the date of this Agreement, including one pending before, on or after the date of this Agreement, and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

        15. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever:

                (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and

                (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

        16. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

        18. Notices. All notices, requests, demands and other communications hereunder stall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a)    If to Indemnitee, to:
                      James P. Jimirro
                      10787 Wilshire Blvd., Suite 1702
                      Los Angeles, California 90024

               (b)    If to the Company, to:
                      J2 Communications
                      111 Monument Circle, Suite 3680
                      Indianapolis, Indiana 46204
                      Attention: Timothy S. Durham

or to such other address as may have been furnished in writing to Indemnitee by the Company or in writing to the Company by Indemnitee, as the case may be.

        19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without application of the conflict of laws principles thereof.

        22. Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                    COMPANY:

                                    J2 COMMUNICATIONS,
                                    a California corporation


                                    By:______________________________
                                    Name: James P. Jimirro
                                    Title: President

INDEMNITEE:



-------------------------
JAMES P. JIMIRRO